           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 7, 2004

                                                     REGISTRATION NO. 333-104036

===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------


                         POST-EFFECTIVE AMENDMENT NO. 1


                                       TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                          PRUCO LIFE INSURANCE COMPANY
                          ----------------------------
                           (EXACT NAME OF REGISTRANT)

                                     ARIZONA
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                    22-194455
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                        C/O PRUCO LIFE INSURANCE COMPANY
                              213 WASHINGTON STREET
                          NEWARK, NEW JERSEY 07102-2992
                                 (973) 802-7333
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                THOMAS C. CASTANO
                               ASSISTANT SECRETARY
                          PRUCO LIFE INSURANCE COMPANY
                              213 WASHINGTON STREET
                          NEWARK, NEW JERSEY 07102-2992

                                 (973) 802-4708
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:


                             C. CHRISTOPHER SPRAGUE
                                VICE PRESIDENT,
                               CORPORATE COUNSEL
                            THE PRUDENTIAL INSURANCE
                               COMPANY OF AMERICA
                             213 WASHINGTON STREET
                         NEWARK, NEW JERSEY 07102-2992
                                (973) 802 - 6997


===============================================================================


Approximate date of commencement of proposed sale to the public--Immediately upon effectiveness


If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ......................[x]



                       Calculation of Registration fee
-----------------------------------------------------------------------------------
  Title of each          Amount         Proposed          Proposed         Amount
    class of               to            maximum           maximum           of
  securities to            be           offering          aggregate     registration
  be registered        registered*   price per unit*   offering price      fee**
----------------      ------------   ---------------   --------------   ------------
Market value
adjustment
annuity contracts
(or modified
guaranteed
annuity
contracts)            $500,000,000                     $500,000,000          $-0-


----------

* Securities are not issued in predetermined units

** Registration fee for these securities, in the amount of $46,000, was paid at the time the securities were originally registered on Form S-1 as filed by Pruco Life Insurance Company on May 31, 2002. The current amount of registered, but unsold, securities is reported quarterly by the Registrant on Form 10-Q and annually on Form 10-K.



Prudential Investment Management Services LLC, the principal underwriter of these contracts under a "best efforts" arrangement, will be reimbursed by Pruco Life Insurance Company for its costs and expenses incurred in connection with the sale of these contracts.


The risk factors section appears on page 6 of the prospectus. The exhibit index appears in Part II of this registration statement.

STRATEGIC PARTNERS(SM)
HORIZON ANNUITY
--------------------------------------------------------------------------------

PROSPECTUS: MAY 1, 2004


THIS PROSPECTUS DESCRIBES A MARKET VALUE ADJUSTED INDIVIDUAL ANNUITY CONTRACT OFFERED BY PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE). PRUCO LIFE IS A WHOLLY OWNED SUBSIDIARY OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA. PRUCO LIFE IS LOCATED AT 213 WASHINGTON STREET, NEWARK, NJ 07102-2992, AND CAN BE CONTACTED BY CALLING (973) 367-1730. PRUCO LIFE ADMINISTERS THE STRATEGIC PARTNERS HORIZON ANNUITY CONTRACTS AT THE PRUDENTIAL ANNUITY SERVICE CENTER, P.O. BOX 7960, PHILADELPHIA, PA 19101. YOU CAN CONTACT THE PRUDENTIAL ANNUITY SERVICE CENTER BY CALLING, TOLL-FREE, (888) PRU-2888.

PLEASE READ THIS PROSPECTUS
------------------------------------------------------------
--------------------------------------------------------------------------------


Please read this prospectus before purchasing a Strategic Partners Horizon Annuity contract and keep it for future reference. The Risk Factors section appears on page 6 of this prospectus.


THE SEC HAS NOT DETERMINED THAT THIS CONTRACT IS A GOOD INVESTMENT, NOR HAS THE SEC DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. IT IS A CRIMINAL OFFENSE TO STATE OTHERWISE. INVESTMENT IN A MARKET VALUE ADJUSTED ANNUITY CONTRACT IS SUBJECT TO RISK, INCLUDING THE POSSIBLE LOSS OF YOUR MONEY. AN INVESTMENT IN STRATEGIC PARTNERS HORIZON ANNUITY IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

STRATEGIC PARTNERS(SM) IS A SERVICE MARK OF THE PRUDENTIAL INSURANCE COMPANY OF
AMERICA                                                                 ORD01124

CONTENTS
--------------------------------------------------------------------------------


                 PART I: STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS
                 ------------------------------------------------------------

                 SUMMARY
                 ------------------------------------------------------------
                          Glossary...........................................      4
                          Summary............................................      5
                          Risk Factors.......................................      6

                 PART II: STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS
                 ------------------------------------------------------------
                     Section 1: What Is The Strategic Partners Horizon
                      Annuity?...............................................     10
                          Short Term Cancellation Right Or "Free Look".......     10
                     Section 2: What Guarantee Periods Can I Choose?.........     11
                          Guarantee Periods..................................     11
                          Market Value Adjustment............................     12
                     Section 3: What Kind Of Payments Will I Receive During
                      The Income Phase? (Annuitization)......................     13
                          Payment Provisions.................................     13
                              Option 1: Annuity Payments For A Fixed
                               Period........................................     13
                              Option 2: Life Annuity With 120 Payments (10
                               Years)........................................     13
                              Option 3: Interest Payment Option..............     13
                              Option 4: Other Annuity Options................     14
                              Tax Considerations.............................     14
                     Section 4: What Is The Death Benefit?...................     15
                          Beneficiary........................................     15
                          Calculation Of The Death Benefit...................     15
                          Joint Ownership Rules..............................     15
                     Section 5: How Can I Purchase A Strategic Partners
                      Horizon Annuity Contract?..............................     16
                          Purchase Payment...................................     16
                          Allocation Of Purchase Payment.....................     16
                     Section 6: What Are The Expenses Associated With The
                      Strategic Partners Horizon Annuity Contract?...........     17
                          Withdrawal Charge..................................     17
                          Waiver Of Withdrawal Charge For Critical Care......     18
                          Taxes Attributable To Premium......................     18
                     Section 7: How Can I Access My Money?...................     19
                          Automated Withdrawals..............................     19
                     Section 8: What Are The Tax Considerations Associated
                      With The Strategic Partners Horizon Annuity
                      Contract?..............................................     20
                          Contracts Owned By Individuals (Not Associated With
                          Tax-Favored Retirement Plans)......................     20
                          Contracts Held By Tax-Favored Plans................     22
                     Section 9: Other Information............................     27
                          Pruco Life Insurance Company.......................     27
                          Sale And Distribution Of The Contract..............     27
                          Litigation.........................................     28
                          Assignment.........................................     28
                          Householding.......................................     28
                          Indemnification....................................     28
                          Market-Value Adjustment Formula....................     30
                          IRA Disclosure Statement...........................     34

PART I SUMMARY
--------------------------------------------------------------------------------

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS

                                                                          PART I

STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SUMMARY

GLOSSARY
--------------------------------------------------------------------------------
WE HAVE TRIED TO MAKE THIS PROSPECTUS AS EASY TO READ AND UNDERSTAND AS POSSIBLE. BY THE NATURE OF THE CONTRACT, HOWEVER, CERTAIN TECHNICAL WORDS OR TERMS ARE UNAVOIDABLE. WE HAVE IDENTIFIED THE FOLLOWING AS SOME OF THE KEY WORDS OR TERMS. OTHER DEFINED TERMS ARE SET FORTH IN YOUR CONTRACT.

ACCUMULATION PHASE


The period that begins with the contract date (which we define below) and ends when you start receiving income payments, or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.


ADJUSTED CONTRACT VALUE


When you begin receiving income payments, the value of your contract minus any charge we impose for premium taxes and withdrawal charges, adjusted for any market value adjustment.


ANNUITANT


The person whose life determines the amount of income payments that we will pay. If the annuitant dies before the annuity date, the co-annuitant (if any) becomes the annuitant if the contract's requirements for changing the annuity date are met. If, upon the death of the annuitant, there is no surviving eligible co-annuitant, and the owner is not the annuitant, then the owner becomes the annuitant.


ANNUITY DATE


The date when income payments are scheduled to begin. You must have our permission to change the annuity date. If the co-annuitant becomes the annuitant due to the death of the annuitant, and the co-annuitant is older than the annuitant, then the annuity date will be based on the age of the co-annuitant, provided that the contract's requirements for changing the annuity date are met (e.g., the co-annuitant cannot be older than a specified age). If the co-annuitant is younger than the annuitant, then the annuity date will remain unchanged.


BENEFICIARY


The person(s) or entity you have chosen to receive a death benefit.



BUSINESS DAY



A day on which both the New York Stock Exchange and Prudential are open for business. Our business day generally ends at 4:00 p.m. Eastern time.


CO-ANNUITANT


The person shown on the contract data pages who becomes the annuitant (if eligible) upon the death of the annuitant if the requirements for changing the annuity date are met. No co-annuitant may be designated if the owner is a non-natural person.


CONTRACT DATE


The date we accept your initial purchase payment and all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.


CONTRACT OWNER, OWNER OR YOU

The person entitled to the ownership rights under the contract.

CONTRACT SURRENDER VALUE

This is the total value of your contract adjusted by any market-value adjustment, minus any withdrawal charge(s) and premium taxes.
CONTRACT VALUE

The total value of the amount in a contract allocated to a guarantee period as of a particular date.
DEATH BENEFIT


If a death benefit is payable, the beneficiary you designate will receive the contract value as the death benefit. If the contract is owned by an entity (e.g. a corporation or trust), rather than by an individual, then we will pay the death benefit upon the death of the annuitant. See "What Is The Death Benefit?" on page 15.



GOOD ORDER



An instruction received at the Prudential Annuity Service Center, utilizing such forms, signatures and dating as we require, which is sufficiently clear that we do not need to exercise any discretion to follow such instructions.

GUARANTEE PERIOD

A period of time during which your invested purchase payment earns interest at the declared rate. We currently make available guarantee periods equal to any or all of the following: 1 year (currently available only as a renewal option), 3 years, 5 years, 7 years, and 10 years.


INCOME OPTIONS



Options under the contract that define the frequency and duration of income payments. In your contract, we also refer to these as payout or annuity options.

INVESTED PURCHASE PAYMENT


Your purchase payment (which we define below) less any deduction we make for any tax charge. In addition to the initial invested purchase payment, we allow you to make additional purchase payments during the 30 days preceding the end of a guarantee period.

JOINT OWNER


The person named as the joint owner, who shares ownership rights with the owner as defined in the contract. The joint owner may be the owner's spouse, but need not be.



PRUDENTIAL ANNUITY SERVICE CENTER


For general correspondence: P.O. Box 7960, Philadelphia, PA, 19101. For express overnight mail: 2101 Welsh Road, Dresher, PA 19025. The phone number is (888) PRU-2888. Prudential's Web site is www.prudential.com.

PURCHASE PAYMENTS


The amount of money you pay us to purchase the contract, as well as any additional payment you make.
TAX DEFERRAL


This is a way to increase your assets without currently being taxed. Generally, you do not pay taxes on your contract earnings until you take money out of your contract. You should be aware that tax favored plans (such as IRAs) already provide tax deferral regardless of whether they invest in annuity contracts. See "What Are The Tax Considerations Associated With The Strategic Partners Horizon Annuity Contract, on page 20.

                                                                          PART I
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SUMMARY

SUMMARY OF SECTIONS 1-9
--------------------------------------------------------------------------------

FOR A MORE COMPLETE DISCUSSION OF THE FOLLOWING TOPICS, SEE THE CORRESPONDING
SECTION IN THE PROSPECTUS.

SECTION 1
WHAT IS THE STRATEGIC PARTNERS HORIZON ANNUITY?

This market value adjusted annuity contract, offered by Pruco Life, is a contract between you, as the owner, and us. The contract is intended for retirement savings or other long-term investment purposes and provides a death benefit and guaranteed income options.


   While your money remains in the contract for the full guarantee period, your principal amount is guaranteed and the interest amount that your money will earn is guaranteed by us to be at least 3%. Payments allocated to the contract are held as a separate pool of assets, but the income, gains or losses experienced by these assets are not directly credited or charged against the contracts. As a result, the strength of our guarantees under the contract are based on the overall financial strength of Pruco Life.


   The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. During the accumulation phase, earnings grow on a tax-deferred basis and are taxed as income when you make a withdrawal. The income phase starts when you begin receiving regular payments from your contract. The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount of the payments you will receive during the income phase. Other factors will affect the amount of your payments such as age, gender and the payout option you selected.


   We may amend the contract as permitted by law. For example, we may add new features to the contract. Subject to applicable law, we determine whether or not to make such contract amendments available to contracts that already have been issued.



   Free Look. If you change your mind about owning Strategic Partners Horizon Annuity, you may cancel your contract within 10 days after receiving it (or whatever time period is required in the state where the contract was issued).



   Pruco Life offers several different annuities which your representative may be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the annuity. The different features and benefits include variations in death benefit protection, the ability to access your annuity's contract value. The fees and charges under the annuity contract and the compensation paid to your representative may also be different between each annuity. If you are purchasing the contract as a replacement for existing variable annuity or variable life coverage, you should consider, among other things, any surrender or penalty charges you may incur when replacing your existing coverage.


SECTION 2
WHAT GUARANTEE PERIODS CAN I CHOOSE?

You can allocate your initial purchase payment to one of the guarantee periods available under the contract. We have the right under the contract to offer one or more of the following guarantee periods: 1 year (currently available only as a renewal option), 3 years, 5 years, 7 years, or 10 years, and we may offer other guarantee periods in the future. At any time, we may offer any or all of these guarantee periods. You may not allocate your purchase payment to more than one guarantee period.

SECTION 3
WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION)

If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Once you begin receiving regular payments, you cannot change your payment plan.

SUMMARY OF SECTIONS 1-9 CONTINUED
--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SUMMARY

SECTION 4
WHAT IS THE DEATH BENEFIT?

If the sole owner or the first of the joint owners dies, the designated person(s) or the beneficiary will receive the contract value as the death benefit. If the contract is owned by an entity (e.g., a corporation or trust), rather than by an individual, then we will pay the death benefit upon the death of the annuitant.

SECTION 5
HOW CAN I PURCHASE A STRATEGIC PARTNERS HORIZON ANNUITY CONTRACT?


You can purchase this contract, under most circumstances, with a minimum initial purchase payment of $5,000, but not greater than $5 million, absent our prior approval. We allow you to make additional purchase payments only during the 30 days immediately preceding the end of a guarantee period. Your representative can help you fill out the proper forms.


SECTION 6
WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS HORIZON ANNUITY CONTRACT?


There are a few states/jurisdictions that assess a premium tax on us when you begin receiving regular income payments from your annuity. In those states, we deduct a charge designed to approximate this tax, which can range from 0-3.5% of your contract value.


   During the accumulation phase, if you withdraw money, you may have to pay a withdrawal charge on all or part of the withdrawal. The withdrawal charge that we impose depends on the guarantee period from which you are withdrawing your money. The withdrawal charge ranges from 0%-7%. You also will be subject to a market value adjustment if you make a withdrawal prior to the end of a guarantee period.

SECTION 7
HOW CAN I ACCESS MY MONEY?


You may withdraw money at any time during the accumulation phase. You may, however, be subject to income tax and, if you make a withdrawal prior to age
59 1/2, an additional tax penalty as well. Each contract year after the first, you may withdraw without charge, an amount equal to the interest you earned during the previous contract year. Withdrawals greater than that amount will be subject to a withdrawal charge. A market-value adjustment may also apply.


SECTION 8
WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS HORIZON ANNUITY CONTRACT?


Your earnings are generally not taxed until withdrawn. If you withdraw money during the accumulation phase, the tax laws first treat the withdrawals as a withdrawal of earnings, which are taxed as ordinary income. If you are younger than age 59 1/2 when you withdraw money, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered a partial return of your original investment. Generally, all amounts withdrawn from an Individual Retirement Annuity (IRA) contract (excluding Roth IRAs) are taxable and subject to the 10% penalty if withdrawn prior to age 59 1/2.


SECTION 9
OTHER INFORMATION


This contract is issued by Pruco Life, a subsidiary of The Prudential Insurance Company of America, and sold by registered representatives of affiliated and unaffiliated broker/dealers.


RISK FACTORS

There are various risks associated with an investment in the Strategic Partners Horizon Annuity that we summarize below.


   ISSUER RISK. Your Strategic Partners Horizon Annuity is available under a contract issued by Pruco Life, and thus is backed by the financial strength of that company. If Pruco Life were to experience significant financial adversity, it is possible that Pruco Life's ability to pay interest and principal under the Strategic Partners Horizon Annuity could be impaired.


   RISKS RELATED TO CHANGING INTEREST RATES. You do not participate directly in the investment experience of the bonds and other instruments that Pruco Life holds to support the Strategic Partners Horizon Annuity. Nonetheless, the market value adjustment formula (which is detailed in the appendix to this prospectus)

--------------------------------------------------------------------------------

                                                                          PART I
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SUMMARY

reflects the effect that prevailing interest rates have on those bonds and other instruments. If you need to withdraw your money during a period in which prevailing interest rates have risen above their level when you made your purchase, you will experience a "negative" market value adjustment. When we impose this market value adjustment, it could result in the loss of both the interest you have earned and a portion of your purchase payments. Thus, before you commit to a particular guarantee period, you should consider carefully whether you have the ability to remain invested throughout the guarantee period. In addition, we cannot, of course, assure you that the Strategic Partners Horizon Annuity will perform better than another investment that you might have made.


   RISKS RELATED TO THE WITHDRAWAL CHARGE. We may impose withdrawal charges that range as high as 7%. If you anticipate needing to withdraw your money prior to the end of a guarantee period, you should be prepared to pay the withdrawal charge that we will impose.

                       This page intentionally left blank

PART II SECTIONS 1-9
--------------------------------------------------------------------------------
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

        1:

WHAT IS THE STRATEGIC PARTNERS HORIZON


        ANNUITY?
--------------------------------------------------------------------------------

THE STRATEGIC PARTNERS HORIZON ANNUITY IS A CONTRACT BETWEEN YOU, THE OWNER, AND US, THE INSURANCE COMPANY, PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE, WE OR US).

Under our contract or agreement, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time after the second contract anniversary. This time period may differ in certain states. Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.


   This annuity contract benefits from tax deferral. Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract. (If you purchase the annuity contract in a tax-favored plan such as an IRA, that plan generally provides tax deferral even without investing in an annuity contract. Therefore, before purchasing an annuity in a tax-favored plan, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement.)


   Strategic Partners Horizon Annuity allows you to allocate a purchase payment to one of several guarantee periods that we offer at the time. As the owner of the contract, you have all of the decision-making rights under the contract. You will also be the annuitant unless you designate someone else. The owner is the person upon whose death during the accumulation phase, the death benefit generally is payable. The annuitant is the person whose life is used to determine the amount of annuity payments and how long the payments will continue. On and after the annuity date, the annuitant may not be changed.


   The beneficiary is the person(s) or entity designated to receive any death benefit if the owner (or first to die of joint owners) dies during the accumulation phase. You may change the beneficiary any time prior to the annuity date by making a written request to us. Your request becomes effective when we approve it.



SHORT TERM CANCELLATION RIGHT OR "FREE LOOK"



If you change your mind about owning Strategic Partners Horizon Annuity, you may cancel your contract within 10 days after receiving it (or whatever period may be required by applicable law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive, depending on applicable state law:



-  Your full purchase payment less any applicable federal and state income tax;
   or



- The amount your contract is worth as of the day we receive your request, less any applicable federal and state income tax withholding. This amount may be more or less than your original payment.


   We impose neither a withdrawal charge nor any market value adjustment if you cancel your contract under this provision. To the extent dictated by state law, we will include in your refund the amount of any fees and charges that we deducted.

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

        2:
WHAT GUARANTEE PERIODS

        CAN I CHOOSE?
--------------------------------------------------------------------------------

THE CONTRACT GIVES YOU THE CHOICE OF ALLOCATING YOUR PURCHASE PAYMENT TO ONE OF THE GUARANTEE PERIODS THAT WE ARE OFFERING AT THE TIME.

GUARANTEE PERIODS

Under each Strategic Partners Horizon Annuity contract, we have the right to offer one or more of several guarantee periods. These guarantee periods are 1 year (currently available only as a renewal option), 3 years, 5 years, 7 years, or 10 years in length. In the future, we may offer other guarantee periods on substantially the same terms as described in this prospectus. We are not obligated to offer more than one guarantee period at any time. We will apply your purchase payment to the guarantee period you have chosen. You must allocate all of your initial purchase payment to a single guarantee period.

   We declare the interest rate for each available guarantee period periodically, but we guarantee that we will declare no less than 3% interest with respect to any guarantee period. You will earn interest on your invested purchase payment at the rate that we have declared for the guarantee period you have chosen.

   In addition to the basic interest, we also may pay additional interest with respect to guarantee periods other than the one year and three year periods. The amount of the additional interest varies according to the amount of your purchase payment. Specifically, we will pay additional interest equal to 0.50% annually for a purchase payment of $25,000 to $74,999, and 1.00% annually for a purchase payment of $75,000 or more.

   If we grant additional interest to you, you will earn that interest only during the first year of your contract (and, in most states, during the first year of the initial renewal guarantee period, other than the one and three year periods). We are not obligated to offer this additional interest continuously, meaning that we reserve the right to offer additional interest only during limited time periods of our choosing. We also reserve the right to change the amount of the additional interest.

   We express interest rates as annual rates, although we credit interest within each guarantee period on a daily basis. The daily interest that we credit is equal to the pro rated portion of the interest that would be earned on an annual basis. We credit interest from the business day on which your purchase payment is received in good order at the Prudential Annuity Service Center until the earliest to occur of any of the following events: (a) full surrender of the Contract, (b) commencement of annuity payments or settlement, (c) cessation of the guarantee period, or (d) death of the first to die of the owner and joint owner (or annuitant, for entity-owned contracts).


   During the 30-day period immediately preceding the end of a guarantee period, we allow you to do any of the following, without the imposition of the withdrawal charge or market value adjustment: (a) surrender the contract, in whole or in part, (b) allocate the contract value to another guarantee period available at that time (provided that the new guarantee period ends prior to the contract anniversary next following the annuitant's 95th birthday and that you reinvest at least $2,000), or (c) apply the adjusted contract value to the annuity or settlement option of your choice. If we do not receive instructions from you concerning the disposition of the contract value in your maturing guarantee period, we will reinvest the contract value in a guarantee period having the same duration as the guarantee period that matured (provided that the new guarantee period ends prior to the contract anniversary next following the annuitant's 95th birthday and that you reinvest at least $2,000). If any available new guarantee period would end on or after the contract anniversary next following the annuitant's 95th birthday, or if the annuitant is 91 years old at the end of the guarantee period, then we will make only the one year guarantee period available as the renewal period. We will not impose a withdrawal charge on amounts you withdraw from the one year guarantee period described in the immediately preceding sentence, although such a withdrawal would be subject to a market value adjustment.

        2:
WHAT GUARANTEE PERIODS CAN I CHOOSE? CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


MARKET VALUE ADJUSTMENT


When you allocate a purchase payment to a guarantee period, we use that money to buy and sell securities and other instruments to support our obligation to pay interest. Generally, we buy bonds for this purpose. The duration of the bonds and other instruments that we buy with respect to a particular guarantee period is influenced significantly by the length of the guarantee period. Thus, for example, we typically would acquire longer-duration bonds with respect to the 10 year guarantee period than we do for the 3 year guarantee period. The value of these bonds is affected by changes in interest rates, among other factors. The market value adjustment that we assess against your contract value if you withdraw prior to the end of a guarantee period involves our attributing to you a portion of our investment experience on these bonds and other instruments. For example, if you make a full withdrawal when interest rates have risen since the time of your investment, the bonds and other investments in the guarantee period likely would have decreased in value, meaning that we would impose a "negative" market value adjustment on you (i.e., one that results in a reduction of the withdrawal proceeds that you receive). For a partial withdrawal, we would deduct a negative market value adjustment from your remaining contract value. Conversely, if interest rates have decreased, the market value adjustment could be positive.

   Other things you should know about the market value adjustment include the following:

- We determine the market value adjustment according to a mathematical formula, which is set forth at the end of this prospectus under the heading "Market-Value Adjustment Formula." In that section of the prospectus, we also provide hypothetical examples of how the formula works.

- A negative market value adjustment could cause you to lose not only the interest you have earned but also a portion of your principal.


- You may withdraw (after the first contract year), without the imposition of any market value adjustment, an amount equal to the interest earned under your contract during the immediately preceding contract year.



- In addition to imposing a market value adjustment on withdrawals, we also will impose a market value adjustment on the contract value you apply to an annuity or settlement option, except if you annuitize during the 30-day period preceding the end of a guarantee period (See Section 3 for details).


   YOU SHOULD REALIZE, HOWEVER, THAT APART FROM THE MARKET VALUE ADJUSTMENT, THE VALUE OF THE BENEFITS UNDER YOUR CONTRACT DOES NOT DEPEND ON THE INVESTMENT PERFORMANCE OF THE BONDS AND OTHER INSTRUMENTS THAT WE HOLD WITH RESPECT TO YOUR GUARANTEE PERIOD. APART FROM THE EFFECT OF ANY MARKET VALUE ADJUSTMENT, WE DO NOT PASS THROUGH TO YOU THE GAINS OR LOSSES ON THE BONDS AND OTHER INSTRUMENTS THAT WE HOLD IN CONNECTION WITH A GUARANTEE PERIOD.

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

        3:


WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE


        INCOME PHASE? (ANNUITIZATION)
--------------------------------------------------------------------------------

PAYMENT PROVISIONS


We can begin making annuity payments any time after the second contract anniversary. (This time period may differ in certain states.) Annuity payments must begin no later than the contract anniversary coinciding with or next following the annuitant's 95th birthday. If you begin annuity payments or commence Option 3 at a time other than the 30-day period prior to the end of a guarantee period, then:



- We will impose both a withdrawal charge, if applicable, and a market value adjustment if you choose an annuity option with a fixed period of fewer than 10 years or Option 3. (If your adjusted contract value is allocated to the one year guarantee period, we will impose only a market value adjustment).


- We will impose a market value adjustment, but not a withdrawal charge, if you choose a life annuity or an annuity option with a fixed period of at least 10 years.

   We make the income plans described below available before the annuity date. These plans are called annuity options. You must choose an annuity option at least 30 days in advance of the annuity date. If you do not, we will select Option 2 below on your behalf unless prohibited by applicable law. During the income phase, all of the annuity options under this contract are fixed annuity options. GENERALLY, ONCE THE ANNUITY PAYMENTS BEGIN, THE ANNUITY OPTION CANNOT BE CHANGED AND YOU CANNOT MAKE WITHDRAWALS.

   If the annuitant dies or assigns the contract, and the new annuitant is older than the original annuitant, then the annuity date will be based on the new annuitant's age. If the annuitant dies or assigns the contract, and the new annuitant is younger than the original annuitant, then the annuity date will remain unchanged. In no event, however, may an original or revised annuity date be later than the contract anniversary next following the annuitant's 95th birthday.

OPTION 1
ANNUITY PAYMENTS FOR A FIXED PERIOD


Under this option, we will make equal payments for the period chosen, up to 25 years (but no less than 5 years). The annuity payments may be made monthly, quarterly, semi-annually, or annually, as you choose, for the fixed period. If the annuitant dies during the income phase, a lump sum payment generally will be made to the beneficiary. The amount of the lump sum payment is determined by calculating the present value of the unpaid future payments. This is done by using the interest rate used to compute the actual payments. The interest rate will be at least 3% a year.


OPTION 2
LIFE ANNUITY WITH 120 PAYMENTS (10 YEARS)


Under this option, we will make annuity payments monthly, quarterly, semi-annually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years worth of payments, we will pay the beneficiary in one lump sum the present value of the annuity payments scheduled to have been made over the remaining portion of that 10 year period, unless we were specifically instructed that such remaining annuity payments continue to be paid to the beneficiary. The present value of the remaining annuity payments is calculated by using the interest rate used to compute the amount of the original 120 payments. The interest rate will be at least 3% a year.


OPTION 3
INTEREST PAYMENT OPTION

Under this option, we will credit interest on the adjusted contract value until you request payment of all or part of the adjusted contract value. We can make interest payments on a monthly, quarterly, semiannual, or annual basis or allow the interest to accrue on your contract assets. Under this option, we will pay you interest at an effective rate of at least 1.50% a year. This option may not be available in all states, and is not available if you hold your contract in an IRA.

        3:


WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION) CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

OPTION 4
OTHER ANNUITY OPTIONS

We currently offer a variety of other annuity options not described above. At the time annuity payments are chosen, we may make available to you any of the fixed annuity options that are offered at your annuity date.

TAX CONSIDERATIONS


If your contract is held under a tax-favored plan, as discussed on page 22, you should consider the minimum distribution requirements mentioned on page 25 when selecting your annuity option.


   For certain contracts held in connection with "qualified" retirement plans (such as a Section 401(k) plan), please note that if you are married at the time your payments commence, you may be required by federal law to choose an income option that provides at least a 50 percent joint and survivor annuity to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the death benefit to be paid to your spouse, even if you designated someone else as your beneficiary. For more information, consult the terms of your retirement arrangement.

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

        4:


WHAT IS THE


        DEATH BENEFIT?
--------------------------------------------------------------------------------


BENEFICIARY



The beneficiary is the person(s) or entity you name to receive any death benefit. The beneficiary is named at the time the contract is issued, unless you change it at a later date. Unless an irrevocable beneficiary has been named, you can change the beneficiary at any time before the owner or last surviving owner dies. However, if the contract is jointly owned, the owner must name the joint owner and the joint owner must name the owner as the beneficiary.


CALCULATION OF THE DEATH BENEFIT


If the owner (or first to die of the owner and joint owner) dies during the accumulation phase, we will, upon receiving appropriate proof of death and any other needed documentation in good order (proof of death), pay a death benefit to the beneficiary designated by the deceased owner or joint owner. If the contract is owned by an entity (e.g., a corporation or trust), rather than by an individual, then we will pay the death benefit upon the death of the annuitant. We require proof of death to be submitted promptly. The beneficiary will receive a death benefit equal to the contract value as of the date that proof of death is received in good order at the Prudential Annuity Service Center.


   Instead of asking us to pay a death benefit, the surviving spouse may opt to continue the contract, as discussed below. Generally, we impose no withdrawal charge or market value adjustment when we pay the death benefit.

JOINT OWNERSHIP RULES

If the contract has an owner and a joint owner and they are spouses, then upon the first to die of the owner and joint owner, the surviving spouse has the choice of the following:

- The contract can continue, with the surviving spouse as the sole owner of the contract; or


- The surviving spouse can receive the death benefit and the contract will end. If the surviving spouse wishes to receive the death benefit, he or she must make that choice within the first 60 days following our receipt of proof of death. Otherwise, the contract will continue with the surviving spouse as the sole owner.


   If the contract has an owner and a joint owner, and they are not spouses, the contract will not continue. Instead, the beneficiary will receive the death benefit.


   The death benefit payout options are:


   Choice 1. Lump sum.


   Choice 2. Payment of the entire death benefit within 5 years of the date of death of the first to die. Under this choice, we will impose a market value adjustment upon any withdrawal made during the 5 year period (unless the withdrawal is made during the 30-day period immediately preceding the end of a guarantee period).


   Choice 3. Payment under an annuity or settlement option over the lifetime of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary with distribution beginning within one year of the date of death of the first to die.


   The tax consequences to the beneficiary may vary among the three death benefit payout options. See "What Are The Tax Considerations Associated With The Strategic Partners Horizon Annuity Contract?" on page 20.

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

        5:


HOW CAN I PURCHASE A STRATEGIC PARTNERS HORIZON


        ANNUITY CONTRACT?
--------------------------------------------------------------------------------

PURCHASE PAYMENT


A purchase payment is the amount of money you give us to purchase the contract. The minimum initial purchase payment is $5,000, and may not exceed $5 million absent prior approval. You can allocate subsequent purchase payments to a guarantee period only during the 30-day period immediately preceding the end of a guarantee period, provided that any such purchase payment is at least $1,000.


   Generally, your initial purchase payment consists of a single sum. However, with respect to an exchange or roll-over, your purchase payment can consist of multiple sums that you identify at the time of application. With respect to the latter:

- we will aggregate each sum for purposes of computing the amount of any additional interest that we pay on each sum; and

- each sum will earn interest only from the business day on which it is received in good order at the Prudential Annuity Service Center until the end of the guarantee period.


   We generally will sell you a contract only if the eldest of the owner, any joint owner, annuitant, and any co-annuitant is 85 or younger on the contract date.


ALLOCATION OF PURCHASE PAYMENT


When you purchase a contract, we will allocate your invested purchase payment to the guarantee period of your choosing, provided that we are offering that guarantee period at the time. You must allocate all of your initial purchase payment to a single guarantee period. Likewise, any subsequent purchase payment you make during the 30-day period immediately preceding the end of a guarantee period will be consolidated with your existing contract value, and the total will be allocated to a single guarantee period of your choosing.

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

        6:

WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS

        HORIZON  ANNUITY  CONTRACT?
--------------------------------------------------------------------------------

THERE ARE CHARGES ASSOCIATED WITH THE CONTRACT THAT MAY REDUCE THE RETURN ON YOUR INVESTMENT. THESE CHARGES AND EXPENSES ARE DESCRIBED BELOW.

WITHDRAWAL CHARGE

The withdrawal charge is for the payment of the expenses involved in selling and distributing the contracts, including sales commissions, printing of prospectuses, sales administration, preparation of sales literature and other promotional activities.


   You may surrender your contract in whole or in part while the guarantee period remains in effect. If you do so, however, you will be subject to (a) a possible withdrawal charge, (b) a market value adjustment (which we discussed in Section 2 above) and (c) possible tax penalties. After the first contract year, you may withdraw, without the imposition of any withdrawal charge or market value adjustment, an amount equal to the interest earned under your contract during the immediately preceding contract year. When we calculate the withdrawal charge and market value adjustment, we first take into account any available charge-free amount. We impose a withdrawal charge and market value adjustment only after that amount has been exhausted. In addition, we do not impose either a withdrawal charge or a market value adjustment on amounts you withdraw under the contract's minimum distribution option to satisfy Internal Revenue Service minimum distribution requirements.


   If you make a full withdrawal, we will deduct the withdrawal charge from the proceeds that we pay to you. If you make a partial withdrawal, we will deduct the withdrawal charge from the contract value remaining in the guarantee period. We calculate the withdrawal charge after we have given effect to any market value adjustment.

   The withdrawal charge that we impose is equal to a specified percentage of the contract value withdrawn that is in excess of the charge-free amount described above. With respect to the initial guarantee period, the withdrawal charge is based on the number of contract anniversaries that have elapsed since the contract date. If permitted by state law, the below withdrawal charge schedule is reinstated during your first, renewal guarantee period, and the contract anniversaries set out in the table below also refer to contract anniversaries within the first, renewal guarantee period. No withdrawal charges apply to any guarantee period that you choose subsequent to your first, renewal guarantee period. Moreover, we impose no withdrawal charge on withdrawals from any one year guarantee period. The withdrawal charge generally is equal to the following, if the contract is issued (or the initial renewal guarantee period is selected) by an owner who is 84 or younger at that time:


NUMBER OF CONTRACT ANNIVERSARIES SINCE
THE LATER OF CONTRACT DATE (OR START OF
    FIRST RENEWAL GUARANTEE PERIOD)      WITHDRAWAL CHARGE
---------------------------------------  -----------------
                   0                            7%
                   1                            7%
                   2                            7%
                   3                            6%
                   4                            5%
                   5                            5%
                   6                            4%
                   7                            3%
                   8                            2%
                   9                            1%
                  10                            0%


   As specified in the contract, we reduce withdrawal charges (from what is depicted above) if the owner is 85 or older. There is a separate withdrawal charge schedule applicable to each of ages 85, 86, 87, 88, 89 and 90. With certain exceptions, the withdrawal charge at any contract anniversary declines by 1% from one age to the next successive age, at such older ages. Some or all of the guarantee periods that we offer at any given time will be shorter than the time periods indicated immediately above. As such, the length of the guarantee period that you have selected, in and of itself, may prevent you from taking advantage of the decreasing withdrawal charges depicted above. For example, if you choose a three year guarantee period,

        6:


WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS HORIZON ANNUITY CONTRACT? CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

you would not be able to take advantage of the lower withdrawal charges that would have been available in subsequent contract years. If a withdrawal is effective on the day before a contract anniversary, the withdrawal charge percentage will be that as of the next following contract anniversary. The withdrawal charge applicable to contracts issued in certain states differs slightly from what we describe above -- check your contract for complete details.

WAIVER OF WITHDRAWAL CHARGE FOR CRITICAL CARE

We will allow you to withdraw money from the contract, and will waive any withdrawal charge and market value adjustment, if the owner or joint owner (if applicable) becomes confined to an eligible nursing home or hospital for a period of at least three consecutive months after the contract was purchased. You would need to provide us with proof of the confinement. If a physician has certified that the owner or joint owner is terminally ill (has twelve months or less to live) there will be no charge imposed for withdrawals nor any market value adjustment. Critical Care Access is not available in all states.

TAXES ATTRIBUTABLE TO PREMIUM


There may be federal, state and local premium based taxes applicable to your purchase payment. We are responsible for the payment of these taxes and may make a charge against the value of the contract to pay some or all of these taxes. It is our current practice not to deduct a charge for state premium taxes until annuity payments begin. In the states that impose a premium tax on us, the current rates range up to 3.5%. It is also our current practice not to deduct a charge for the federal tax associated with deferred acquisition costs paid by us that are based on premium received. However, we reserve the right to charge the contract owner in the future for any such tax associated with deferred acquisition costs and any federal, state or local income, excise, business or any other type of tax measured by the amount of premium received by us.

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

        7:

HOW CAN I ACCESS

        MY MONEY?
--------------------------------------------------------------------------------


You can withdraw money at any time during the accumulation phase. If you do so, however, you may be subject to income tax and, if the withdrawal is prior to your attaining age 59 1/2, an additional tax penalty. You will need our consent to make a partial withdrawal if the requested withdrawal is less than $250. During the accumulation phase, we generally have the right to terminate your contract and pay you the contract value if the current contract value is less than $2,000 and certain other conditions apply.



   INCOME TAXES, TAX PENALTIES, WITHDRAWAL CHARGES, AND A MARKET VALUE ADJUSTMENT MAY APPLY TO ANY WITHDRAWAL YOU MAKE. FOR A MORE COMPLETE EXPLANATION OF TAX CONSEQUENCES, SEE SECTION 8 OF THIS PROSPECTUS.


AUTOMATED WITHDRAWALS

We offer an automated withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual, or annual intervals. We will process your withdrawal at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise. We reserve the right to cease paying automated withdrawals if paying any such withdrawal would cause the contract value to be less than $2,000.


   The minimum automated withdrawal amount you can make is $100. Withdrawal charges, and a market value adjustment, may apply to any automated withdrawal you make. You may not use the automated withdrawal feature to withdraw the interest earned under your contract.



   INCOME TAXES, TAX PENALTIES, WITHDRAWAL CHARGES, AND A MARKET VALUE ADJUSTMENT MAY APPLY TO AUTOMATED WITHDRAWALS. FOR A MORE COMPLETE DISCUSSION OF TAX CONSEQUENCES, SEE SECTION 8 OF THIS PROSPECTUS.

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

        8:


WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS


        HORIZON ANNUITY CONTRACT?
--------------------------------------------------------------------------------


The tax considerations associated with the Strategic Partners Horizon Annuity contract vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan (including contracts held by a non-natural person, such as a trust, acting as an agent for a natural person), or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. The discussion includes a description of certain spousal rights under the contract and under tax-qualified plans. Our administration of such spousal rights and related tax reporting accords with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to purchase payments below relate to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments.



   This contract may also be purchased as a non-qualified annuity (i.e., a contract not held under a tax-favored retirement plan) by a trust or custodial IRA or 403(b) account, which can hold other permissible assets other than the annuity. The terms and administration of the trust or custodial account in accordance with the laws and regulations for IRAs or 403(b)s, as applicable, are the responsibility of the applicable trustee or custodian.


CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX FAVORED RETIREMENT
PLANS)

TAXES PAYABLE BY YOU

We believe the contract is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.

   Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.

TAXES ON WITHDRAWALS AND SURRENDER

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn. You will generally be taxed on any withdrawal from a contract while you are alive even if the withdrawal is paid to someone else.


   If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal. Also, if you elect the interest payment option that we may offer, that election will be treated, for tax purposes, as surrendering your contract.



   If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.


TAXES ON ANNUITY PAYMENTS

A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.

   After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

TAX PENALTY ON WITHDRAWALS AND ANNUITY PAYMENTS

Any taxable amount you receive under your contract may be subject to a 10 percent tax penalty. Amounts are not subject to this tax penalty if:

-  the amount is paid on or after you reach age 59 1/2 or die;

-  the amount received is attributable to your becoming disabled;


- the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching 59 1/2 or 5 years. Modification of payments during that time period will generally result in retroactive application of the 10% tax penalty); or


- the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).


SPECIAL RULES IN RELATION TO TAX-FREE EXCHANGES UNDER SECTION 1035



Section 1035 of the Internal Revenue Code of 1986, as amended (Code) permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If the annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any purchase payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date.



   Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. The Internal Revenue Service (IRS) has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. In addition, it is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract into an immediate annuity. As of the date of this prospectus, we will accept a partial 1035 exchange from a non-qualified annuity into an immediate annuity as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% tax penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.


TAXES PAYABLE BY BENEFICIARIES


The death benefit options are subject to income tax to the extent the distribution exceeds the cost basis in the contract. The value of the death benefit, as determined under federal law, is also included in the owner's estate.



   Generally, the same tax rules described above would also apply to amounts received by your beneficiary. Choosing any option other than a lump sum death benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below.



   Tax consequences to the beneficiary vary among the death benefit payment options.



-  CHOICE 1: The beneficiary is taxed on earnings in the contract.



- CHOICE 2: The beneficiary is taxed as amounts are withdrawn (in this case earnings are treated as being distributed first).



- CHOICE 3: The beneficiary is taxed on each payment (part will be treated as earnings and part as return of premiums).


REPORTING AND WITHHOLDING ON DISTRIBUTIONS

Taxable amounts distributed from your annuity contracts are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as

        8:


TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS HORIZON ANNUITY CONTRACT CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


if you are a married individual with three exemptions unless you designate a different withholding status. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.



   State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the CONTRACTS HELD BY TAX FAVORED PLANS section below for a discussion regarding withholding rules for tax favored plans (for example, an IRA).


   Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

ANNUITY QUALIFICATION


   REQUIRED DISTRIBUTIONS UPON YOUR DEATH. Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die on or before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.


   If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.


   If you die before the annuity date, the entire interest in the contract must be distributed within 5 years after the date of death. However, if a periodic payment option is selected by your designated beneficiary and if such payments begin within 1 year of your death, the value of the contract may be distributed over the beneficiary's life or a period not exceeding the beneficiary's life expectancy. Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years.



   If the contract is payable to (or for the benefit of) your surviving spouse, such portion of the contract may be continued with your spouse as the owner.



   CHANGES IN THE CONTRACT. We reserve the right to make any changes we deem necessary to assure that the contract qualifies as an annuity contract for tax purposes. Any such changes will apply to all contractowners and you will be given notice to the extent feasible under the circumstances.



CONTRACTS HELD BY TAX FAVORED PLANS



The following discussion covers annuity contracts held under tax-favored retirement plans.



   Currently, the contract may be purchased for use in connection with individual retirement accounts and annuities (IRAs) which are subject to Sections 408(a), 408(b) and 408A of the Code. This description assumes that you have satisfied the requirements for eligibility for these products.



   This contract may also be purchased as a non-qualified annuity (i.e., a contract not held under a tax-favored retirement plan) by a trust or custodial IRA or 403(b) account, which can hold other permissible assets other than the annuity. The terms and administration of the trust or custodial account in accordance with the laws and regulations for IRAs or 403(b)s, as applicable, are the responsibility of the applicable trustee or custodian.



   YOU SHOULD BE AWARE THAT TAX FAVORED PLANS SUCH AS IRAS GENERALLY PROVIDE INCOME TAX DEFERRAL REGARDLESS OF WHETHER THEY INVEST IN ANNUITY CONTRACTS. THIS MEANS THAT WHEN A TAX FAVORED PLAN INVESTS IN AN ANNUITY CONTRACT, IT GENERALLY DOES NOT RESULT IN ANY ADDITIONAL TAX BENEFITS (SUCH AS INCOME TAX DEFERRAL AND INCOME TAX FREE TRANSFERS).

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

TYPES OF TAX FAVORED PLANS


   IRAs. If you buy a contract for use as an IRA, we will provide you a copy of the prospectus and the contract. The "IRA Disclosure Statement" on page 34 contains information about eligibility, contribution limits, tax particulars and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the contract by notifying us in writing, and we will refund all of the purchase payments under the contract (or, if provided by applicable state law, the amount your contract is worth, if greater), less any applicable federal and state income tax withholding.



   CONTRIBUTIONS LIMITS/ROLLOVERS. Because of the way the contract is designed, you may only purchase a contract for an IRA in connection with a "rollover" of amounts from a qualified retirement plan or transfer from another IRA. You must make a minimum initial payment of $5,000 to purchase a contract. This minimum is greater than the maximum amount of any annual contribution allowed by law you may make to an IRA. For 2004 the limit is $3,000; increasing in 2005 to 2007, to $4,000; and for 2008, $5,000. After 2008 the contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above. These taxpayers will be permitted to contribute an additional $500 in years 2004 and 2005 and an additional $1,000 in 2006 and years thereafter.



   The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy the contract, you can make regular IRA contributions under the contract (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan into another
Section 401(a) plan.



   REQUIRED PROVISIONS. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:


- You, as owner of the contract, must be the "annuitant" under the contract (except in certain cases involving the division of property under a decree of divorce);

-  Your rights as owner are non-forfeitable;

-  You cannot sell, assign or pledge the contract, other than to Pruco Life;


- The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);



- The date on which annuity payments must begin cannot be later than April 1st of the calendar year after the calendar year you turn age 70 1/2; and



- Death and annuity payments must meet "minimum distribution requirements" (described on page 25).


   Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:


-  A 10% "early distribution penalty" (described on page 25);


- Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or


-  Failure to take a minimum distribution (also generally described on page 25).



   Roth IRAs. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:



-  Contributions to a Roth IRA cannot be deducted from your gross income;



- "Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified

        8:


TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS HORIZON ANNUITY CONTRACT CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


   distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2;
   (b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and taxed generally in the same manner as distributions from a traditional IRA; and



- If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.



   Because the contract's minimum initial payment of $5,000 is greater than the maximum annual contribution permitted to be made to a Roth IRA, you may only purchase a contract for a Roth IRA in connection with a "rollover" or "conversion" of amounts of another traditional IRA, conduit IRA, or Roth IRA. This minimum is greater than the maximum amount of any annual contribution allowed by law you may make to a Roth IRA. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000), and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once the contract has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law.



   Tax Deferred Annuities (TDAs). You may own TDAs generally if you are either an employer or employee of a tax-exempt organization (as defined under Code
Section 501(c)(3)) or a public educational organization. You may make contributions to a TDA so long as the employee's rights to the annuity are nonforfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $13,000 in 2004. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $3,000 in 2004, increasing in $1,000 increments per year until reaching $5,000 in 2006. Thereafter the amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. TDA amounts may also be rolled over to a qualified retirement plan and a 457 government plan.


   A contract may only qualify as a TDA if distributions (other than "grandfathered" amounts held as of December 31, 1988) may be made only on account of:

-  Your attainment of age 59 1/2;

-  Your severance of employment;

-  Your death;

-  Your total and permanent disability; or

- Hardship (under limited circumstances, and only related to salary deferrals and any earnings attributable to these amounts).

   In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later.

   These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any "direct transfer" of your interest in the contract to another TDA or to a mutual fund "custodial account" described under Code Section 403(b)(7).

   Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to "qualified" retirement plans.

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

MINIMUM DISTRIBUTION REQUIREMENTS AND PAYMENT OPTION


If you hold the contract under an IRA (or other tax-favored plan), IRS minimum distribution requirements must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% penalty tax on the amount of any minimum distribution not made in a timely manner.



   You can use the Minimum Distribution option to satisfy the IRS minimum distribution requirements for this contract without either beginning annuity payments or surrendering the contract. We will distribute to you this minimum distribution amount, less any other partial withdrawals that you made during the year.



   Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs.


PENALTY FOR EARLY WITHDRAWALS


You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. Amounts are not subject to this tax penalty if:



-  the amount is paid on or after you reach age 59 1/2 or die;



-  the amount received is attributable to your becoming disabled; or



- the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will generally result in retroactive application of the 10% tax penalty.)



   Other exceptions to this tax may apply. You should consult your tax advisor for further details.


WITHHOLDING


Unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:



- For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with three exemptions; and


-  For all other distributions, we will withhold at a 10% rate.


   We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes. There may be additional state income tax withholding requirements.


ERISA DISCLOSURE/REQUIREMENTS


ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevent a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to

        8:

TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS HORIZON ANNUITY CONTRACT CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.


   Information about any applicable fees, charges, discounts, penalties or adjustments may be found under "What Are The Expenses Associated With The Strategic Partners Horizon Contract" starting on page 17.



   Information about sales representatives and commissions may be found under "Other Information" and "Sale And Distribution Of The Contract" on page 27.


   In addition, other relevant information required by the exemptions is contained in the contract and accompanying documentation. Please consult your tax advisor if you have any additional questions.


ADDITIONAL INFORMATION



For additional information about the requirements of federal tax law applicable to tax favored plans, see the "IRA Disclosure Statement" on page 34. The following additional tax considerations also may be of interest.


ENTITY OWNERS.

Where a contract is held by a non-natural person (e.g., a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract will be subject to tax.

PURCHASE PAYMENTS MADE BEFORE AUGUST 14, 1982.

If your contract was issued in exchange for a contract containing purchase payments made before August 14, 1982, favorable tax rules may apply to certain withdrawals from the contract. Generally, withdrawals are treated as a recovery of your investment in the contract first until purchase payments made before August 14, 1982 are withdrawn. Moreover, any income allocable to purchase payments made before August 14, 1982, is not subject to the 10% tax penalty.

GENERATION-SKIPPING TRANSFERS.

If you transfer your contract to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37 1/2 years younger than you, there may be generation-skipping transfer tax consequences.

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

        9:

OTHER

        INFORMATION
--------------------------------------------------------------------------------

PRUCO LIFE INSURANCE COMPANY


Pruco Life Insurance Company (Pruco Life) is a stock life insurance company, organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam, and in all states except New York.



   Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. As Pruco Life's ultimate parent, Prudential Financial exercises significant influence over the operations and capital structure of Pruco Life and Prudential. However, neither Prudential Financial, Prudential, nor any other related company has any legal responsibility to pay amounts that Pruco Life may owe under the contract.



   Pruco Life publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about Pruco Life that is annually audited by independent accountants. Pruco's Life annual report for the year ended December 31, 2003, together with subsequent periodic reports that Pruco Life files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the Pruco Life annual report that is not ordinarily mailed to contract owners, the more current reports and any subsequently filed documents at no cost by contacting us at the address or telephone number listed on the cover. The SEC file number for Pruco Life is 33-37587. You may read and copy any filings made by Pruco Life with the SEC at the SEC's Public Reference Room at 450 Fifth Street, Washington, D.C. 20549-0102. You can obtain information on the operation of the Public Reference Room by calling (202) 942-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.


SALE AND DISTRIBUTION OF THE CONTRACT


Prudential Investment Management Services LLC (PIMS), 100 Mulberry Street, Newark, New Jersey 07102-4077, acts as the distributor of the contracts under a "best efforts" underwriting agreement with Pruco Life under which PIMS is reimbursed for its costs and expenses. PIMS is an indirect wholly-owned subsidiary of Prudential Financial, Inc. and is a limited liability corporation organized under Delaware law in 1996. It is a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. (NASD).



   Compensation is paid to broker/dealer firms whose registered representatives sell the contract according to one or more schedules. The individual registered representative will receive a portion of the compensation, depending on the practice of the firm. Commissions are generally based on a percentage of purchase payments made, up to a maximum of 5%. Alternative compensation schedules are available that provide a lower initial commission plus ongoing annual compensation based on all or a portion of contract value (a "trail commission"). We may also provide compensation for providing ongoing service to you in relation to the contract.



   In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or the contract on a preferred or recommended company or product list and/or access to the firm's registered representatives), we or PIMS may enter into compensation arrangements with certain broker/dealer firms or branches of such firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative and/or other services they provide to us or our affiliates. To the extent permitted by NASD rules and other applicable laws and regulations, PIMS may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. These arrangements may not be offered to all firms, and the terms of such arrangements may

        9:

OTHER INFORMATION CONTINUED

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9


differ between firms. You should note that firms and individual registered representatives and branch managers within some firms participating in one of these compensation arrangements might receive greater compensation for selling the contract than for selling a different annuity that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to an annuity product, any such compensation will be paid by us or PIMS, and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply upon the sale of the contract.



LITIGATION



We are subject to legal and regulatory actions in the ordinary course of our business, including class actions. Pending legal and regulatory actions include proceedings relating to aspects of the businesses and operations that are specific to Pruco Life and that are typical of the businesses in which Pruco Life operates. Class action and individual lawsuits involve a variety of issues and/or allegations, which include sales practices, underwriting practices, claims payment and procedures, premium charges, policy servicing and breach of fiduciary duties to customers. We are also subject to litigation arising out of our general business activities, such as our investments and third party contracts. In certain of these matters, the plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages.



   Pruco Life's litigation is subject to many uncertainties, and given the complexity and scope, the outcomes cannot be predicted. It is possible that the results of operations or the cash flow of Pruco Life in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters. Management believes, however, that the ultimate outcome of all pending litigation and regulatory matters should not have a material adverse effect on Pruco Life's financial position.



   In January 2004, the NASD fined Prudential Equity Group, Inc. (formerly known as Prudential Securities Incorporated) and PIMS $2 million, and ordered the firms to pay customers $9.5 million for sales of fixed and variable annuities that violated a New York State Insurance Department regulation concerning replacement sales and NASD rules. We brought this matter to the New York Insurance Department and the NASD's attention in response to an internal investigation, and in consultation with both New York and the NASD, we have initiated a remediation program for all affected customers which has already provided $8 million in remediation.


ASSIGNMENT

You can assign the contract at any time during your lifetime. We will not be bound by the assignment until we receive written notice. We will not be liable for any payment or other action we take in accordance with the contract if that action occurs before we receive notice of the assignment. An assignment, like any other change in ownership, may trigger a taxable event.


   If the contract is issued under a qualified plan, there may be limitations on your ability to assign the contract. For further information please speak to your representative.


HOUSEHOLDING


To reduce costs, we now send only a single copy of prospectuses to each consenting household, in lieu of sending a copy to each contract owner that resides in the household. If you are a member of such a household, you should be aware that you can revoke your consent to householding at any time, and begin to receive your own copy of prospectuses and shareholder reports, by calling (877) 778-5008.


INDEMNIFICATION

Pruco Life, in conjunction with certain affiliates, maintains insurance on behalf of any person who is or was a trustee, director, officer, employee, or agent of Pruco Life, or who is or was serving at the request of Pruco Life as a trustee, director, officer, employee or agent of such other affiliated trust or corporation,

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

against any liability asserted against and incurred by him or her arising out of his or her position with such trust or corporation.

   Arizona, being the state of organization of Pruco Life, permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10-850 et. seq. of the Arizona Statutes Annotated. The text of Pruco Life's By-law, Article VIII, which relates to indemnification of officers and directors, is incorporated by reference to
Exhibit 3(ii) to its form 10-Q filed August 15, 1997.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Pruco Life pursuant to the foregoing provisions or otherwise, Pruco Life has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Pruco Life of expenses incurred or paid by a director, officer or controlling person of Pruco Life in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Pruco Life will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

MARKET-VALUE
        ADJUSTMENT FORMULA
--------------------------------------------------------------------------------

MARKET-VALUE ADJUSTMENT FORMULA

With respect to residents of states, other than Indiana and Pennsylvania, in which Strategic Partners Horizon Annuity is being offered.

The formula under which Pruco Life calculates the market value adjustment applicable to a full or partial surrender, annuitization, or settlement under Strategic Partners Horizon Annuity is set forth below. The market value adjustment is expressed as a multiplier factor. That is, the Contract Value after the market value adjustment ("MVA"), but before any surrender charge, is as follows: Contract Value (after MVA) = Contract Value (before MVA) X (1 +
MVA). The MVA itself is calculated as follows:

 MVA = (((1 + I)/(1 + J + .0025)) to the power of (N/12)) -1

where:  I   =    the guaranteed credited interest rate
                 (annual effective) for the given
                 contract at the time of withdrawal or
                 annuitization or settlement.
        J   =    the current credited interest rate
                 offered on new money at the time of
                 withdrawal or annuitization or
                 settlement for a guarantee period of
                 equal length to the number of whole
                 years remaining in the Contract's
                 current guarantee period plus one
                 year.
        N   =    equals the remaining number of months
                 in the contract's current guarantee
                 period (rounded up) at the time of
                 withdrawal or annuitization or
                 settlement.

For contracts issued in Indiana, we use the same formula as is set forth above, except that the .0025 component of the formula is eliminated. We use the same MVA formula with respect to contracts issued in Pennsylvania, except that "J" in the formula above uses an interpolated rate as the current credited interest rate. Specifically, "J" is the interpolated current credited interest rate offered on new money at the time of withdrawal, annuitization, or settlement. The interpolated value is calculated using the following formula:

            m/365 X (n + 1) year rate + (365 - m)/365 X n year rate,


where "n" equals the number of whole years remaining in the Contract's current guarantee period, and "m" equals the number of additional days remaining in the current guarantee period.

MARKET VALUE ADJUSTMENT EXAMPLE

(ALL STATES EXCEPT INDIANA AND PENNSYLVANIA)

The following will illustrate the application of the Market-Value Adjustment. For simplicity, surrender charges are ignored in these hypothetical examples.

Positive market value adjustment

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value has accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Calculate the Charge Free Amount. The Charge Free Amount is the interest credited in the contract in the previous contract year. This amount is $600.00. It is not subject to a Market Value Adjustment.

2) Subtract the Charge Free Amount from the Contract Value. The result is the amount subject to a Market Value Adjustment (MVA).

                         $11,127.11 - $600.00 = $10,527.11

3) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  5% (0.05)

The MVA factor calculation would be:
([(1.06)/(1.05 + .0025)] to the power of (38/12)) -1 = 0.02274

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

4) Multiply the amount subject to a Market Value Adjustment by the factor calculated in Step 3.

                          $10,527.11 X 0.02274 = $239.39

5) Add together the Market Value Adjustment and the amount subject to the MVA.

                         $10,527.11 + $239.39 = $10,766.50

6) Add back the Charge Free Amount to get the total Contract Surrender Value.

                         $10,766.50 + $600.00 = $11,366.50

The MVA may not always be positive. Here is an example where it is negative.

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value has accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

The following computations would be made:

1) Calculate the Charge Free Amount. The Charge Free Amount is the interest credited in the contract in the previous contract year. This amount is $600.00. It is not subject to a Market Value Adjustment.

2) Subtract the Charge Free Amount from the Contract Value. The result is the amount subject to a Market Value Adjustment (MVA).

                         $11,127.11 - $600.00 = $10,527.11

3) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  7% (0.07)

   The MVA factor calculation would be:
    ([(1.06)/(1.07+.0025)] to the power of(38/12)) -1 = -0.03644

4) Multiply the amount subject to a Market Value Adjustment by the factor calculated in Step 3.

                         $10,527.11 X -0.03644 = -$383.61

5) Add together the Market Value Adjustment and the amount subject to the MVA.

                         $10,527.11 - $383.61 = $10,143.50

6) Add back the Charge Free Amount to get the total Contract Surrender Value.

                         $10,143.50 + $600.00 = $10,743.50

MARKET VALUE ADJUSTMENT EXAMPLE

(INDIANA)

The following will illustrate the application of the Market-Value Adjustment. For simplicity, surrender charges are ignored in this example.

Positive market value adjustment

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Calculate the Charge Free Amount. The Charge Free Amount is the interest credited in the contract in the previous contract year. This amount is $600.00. It is not subject to a Market Value Adjustment.

2) Subtract the Charge Free Amount from the Contract Value. The result is the amount subject to a Market Value Adjustment (MVA).

                       $11,127.11 - $600.00 = $10,527.11

3) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  5% (0.05)

   The MVA factor calculation would be:
    ([(1.06)/(1.05)](to the power of (38/12 )) -1 = 0.03047

MARKET-VALUE ADJUSTMENT FORMULA CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

4) Multiply the amount subject to a Market Value Adjustment by the factor calculated in Step 3.

                         $10,527.11 X 0.03047 = $320.76

5) Add together the Market Value Adjustment and the amount subject to the MVA.

                       $10,527.11 + $320.76 = $10,847.87

6) Add back the Charge Free Amount to get the total Contract Surrender Value.

                       $10,847.87 + $600.00 = $11,447.87

The MVA may not always be positive. Here is an example where it is negative.

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

The following computations would be made:

1) Calculate the Charge Free Amount. The Charge Free Amount is the interest credited in the contract in the previous contract year. This amount is $600.00. It is not subject to a Market Value Adjustment (MVA).

2) Subtract the Charge Free Amount from the Contract Value. The result is the amount subject to a Market Value Adjustment.

                       $11,127.11 - $600.00 = $10,527.11

3) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  7% (0.07)

   The MVA factor calculation would be:

   ([(1.06)/(1.07)] to the power of (38/12)) -1 = -0.02930

4) Multiply the amount subject to a Market Value Adjustment by the factor calculated in Step 3.

                        $10,527.11 X -0.02930 = -$308.44

5) Add together the Market Value Adjustment and the amount subject to the MVA.

                       $10,527.11 - $308.44 = $10,218.67

6) Add back the Charge Free Amount to get the total Contract Surrender Value.

                       $10,218.67 + $600.00 = $10,818.67

(PENNSYLVANIA)

The following will illustrate the application of the Market-Value Adjustment. For simplicity, surrender charges are ignored in these hypothetical examples.

Positive market value adjustment

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value has accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 4%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

The following computations would be made:

1) Calculate the Charge Free Amount. The Charge Free Amount is the interest credited in the contract in the previous contract year. This amount is $600.00. It is not subject to a Market Value Adjustment.

2) Subtract the Charge Free Amount from the Contract Value. The result is the amount subject to a Market Value Adjustment (MVA).

                         $11,127.11 - $600.00 = $10,527.11

3) Determine the Market Value Adjustment factor.

    N =  38
    I =  6% (0.06)
    J =  [(61/365) X 0.05] + [((365-61)/365) X 0.04] =
         0.0417

   The MVA factor calculation would be:

   ([(1.06)/(1.0417 + .0025)] to the power of (38/12)) -1 = .04871

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

4) Multiply the amount subject to a Market Value Adjustment by the factor calculated in Step 3.

                          $10,527.11 X 0.04871 = $512.78

5) Add together the Market Value Adjustment and the amount subject to the MVA.

                         $10,527.11 + $512.78 = $11,039.89

6) Add back the Charge Free Amount to get the total Contract Surrender Value.


                         $11,039.89 + $600.00 = $11,639.89


The MVA may not always be positive. Here is an example where it is negative.

- Suppose a contract owner made an invested purchase payment of $10,000 on July 1, 2000 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2002. At the time, the Contract Value has accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.

- On May 1, 2002 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 7%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 8%.

The following computations would be made:

1) Calculate the Charge Free Amount. The Charge Free Amount is the interest credited in the contract in the previous contract year. This amount is $600.00. It is not subject to a Market Value Adjustment.

2) Subtract the Charge Free Amount from the Contract Value. The result is the amount subject to a Market Value Adjustment (MVA).

                         $11,127.11 - $600.00 = $10,527.11

3) Determine the Market Value Adjustment Factor.

    N =  38
    I =  6% (0.06)
    J =  [(61/365) X 0.08] + [((365 - 61)/365) X 0.07] =
         0.0717

   The MVA Factor calculation would be:

   ([(1.06)/(1.0717 + .0025)] to the power of (38/12)) -1 = -0.04126

4) Multiply the amount subject to a Market Value Adjustment by the factor calculated in Step 3.

                         $10,527.11 X -0.04126 = -$434.35

5) Add together the Market Value Adjustment and the amount subject to the MVA.

                         $10,527.11 - $434.35 = $10,092.76

6) Add back the Charge Free Amount to get the total Contract Surrender Value.

                         $10,092.76 + $600.00 = $10,692.76

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

IRA DISCLOSURE STATEMENT
--------------------------------------------------------------------------------


This statement is designed to help you understand the requirements of federal tax law which apply to your individual retirement annuity (IRA), your Roth IRA, or to one you purchase for your spouse. You can obtain more information regarding your IRA either from your sales representative or from any district office of the Internal Revenue Service. Those are federal tax law rules; state tax laws may vary.


FREE LOOK PERIOD


The annuity contract offered by this prospectus gives you the opportunity to return the contract for a refund (less any applicable federal and state income tax withholding) within 10 days after it is delivered or applicable state required period, if longer. The amount of the refund is dictated by state law. This is a more liberal provision than is required in connection with IRAs. To exercise this "free-look" provision, return the contract to the representative who sold it to you or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus.


ELIGIBILITY REQUIREMENTS

IRAs are intended for all persons with earned compensation whether or not they are covered under other retirement programs. Additionally, if you have a non-working spouse (and you file a joint tax return), you may establish an IRA on behalf of your non-working spouse. A working spouse may establish his or her own IRA. A divorced spouse receiving taxable alimony (and no other income) may also establish an IRA.

CONTRIBUTIONS AND DEDUCTIONS


Contributions to your IRA will be deductible if you are not an "active participant" in an employer maintained qualified retirement plan or you have "Adjusted Gross Income" (as defined under Federal tax laws) which does not exceed the "applicable dollar limit." IRA contributions must be made by no later than the due date for filing your income tax return for that year. For a single taxpayer, the applicable dollar limitation is $45,000 in 2004, with the amount of IRA contribution which may be deducted reduced proportionately for Adjusted Gross Income between $45,000-$55,000. For married couples filing joint returns, the applicable dollar limitation is $65,000, with the amount of the IRA contribution which may be deducted reduced proportionately between $65,000-$75,000. There is no deduction allowed for IRA contributions when Adjusted Gross Income reaches $55,000 for individuals and $75,000 for married couples filing jointly. Income limits are scheduled to increase until 2006 for single taxpayers and 2007 for married taxpayers.


   The maximum tax deductible annual contribution that a divorced spouse with no other income may make to an IRA is the lesser of (1) the maximum amount allowed by law, including catch-up contributions if applicable or (2) 100% of taxable alimony.


   If you should contribute more than the maximum contribution amount to your IRA, the excess amount will be considered an "excess contribution." You are permitted to withdraw an excess contribution from your IRA before your tax filing date without adverse tax consequences. If, however, you fail to withdraw any such excess contribution before your tax filing date, a 6% excise tax will be imposed on the excess for the tax year of contribution.



   Once the 6% excise tax has been imposed, an additional 6% penalty for the following tax year can be avoided if the excess is (1) withdrawn before the end of the following year, or (2) treated as a current contribution for the following year. (See Premature Distributions on page 35.)


IRA FOR NON-WORKING SPOUSE

If you establish an IRA for yourself, you may also be eligible to establish an IRA for your "non-working" spouse. In order to be eligible to establish such a spousal IRA, you must file a joint tax return with your spouse and, if your non-working spouse has compensation, his/her compensation must be less than your compensation for the year. Contributions of up to the maximum amount allowed by law, including catch-up contributions if applicable may be made to your IRA and the spousal IRA if the combined compensation of you and your spouse is at least equal to the amount contributed. If requirements for

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

deductibility (including income levels) are met, you will be able to deduct an amount equal to the least of (i) the amount contributed to the IRAs; (ii) twice the maximum amount allowed by law, including catch-up contributions if applicable; or (iii) 100% of your combined gross income.


   Contributions in excess of the contribution limits may be subject to penalty. See "Contributions And Deductions" on page 34. If you contribute more than the allowable amount, the excess portion will be considered an excess contribution. The rules for correcting it are the same as discussed above for regular IRAs.


   Other than the items mentioned in this section, all of the requirements generally applicable to IRAs are also applicable to IRAs established for non-working spouses.

ROLLOVER CONTRIBUTION


Once every year, you are permitted to withdraw any portion of the value of your IRA and reinvest it in another IRA. Withdrawals may also be made from other IRAs and contributed to this contract. This transfer of funds from one IRA to another is called a "rollover" IRA. To qualify as a rollover contribution, the entire portion of the withdrawal must be reinvested in another IRA within 60 days after the date it is received. You will not be allowed a tax-deduction for the amount of any rollover contribution.



   A similar type of rollover to an IRA can be made with the proceeds of a qualified distribution from a qualified retirement plan or tax-sheltered annuity. Properly made, such a distribution will not be taxable until you receive payments from the IRA created with it. You may later roll over such a contribution to another qualified retirement plan. (You may roll less than all of a qualified distribution into an IRA, but any part of it not rolled over will be currently includable in your income without any capital gains treatment.) Funds can also be rolled over from an IRA or Simplified Employee Pension IRA to an IRA or to another qualified retirement plan or 457 government plan.


DISTRIBUTIONS

(A) PREMATURE DISTRIBUTIONS


At no time can your interest in your IRA be forfeited. To insure that your contributions will be used for retirement, the federal tax law does not permit you to use your IRA as security for a loan. Furthermore, as a general rule, you may not sell or assign your interest in your IRA to anyone. Use of an IRA as security or assignment of it to another will invalidate the entire annuity. It then will be includable in your income in the year it is invalidated and will be subject to a 10% tax penalty if you are not at least age 59 1/2 or totally disabled. (You may, however, assign your IRA without penalty to your former spouse in accordance with the terms of a divorce decree.)



   You may surrender any portion of the value of your IRA. In the case of a partial surrender which does not qualify as a rollover, the amount withdrawn will be includable in your income and subject to the 10% penalty if you are not at least age 59 1/2 or totally disabled unless you comply with special rules requiring distributions to be made at least annually over your life expectancy.


   The 10% penalty tax does not apply to the withdrawal of an excess contribution as long as the excess is withdrawn before the due date of your tax return. Withdrawals of excess contributions after the due date of your tax return will generally be subject to the 10% penalty unless the excess contribution results from erroneous information from a plan trustee making an excess rollover contribution or unless you are over age 59 1/2 or are disabled.

(B) DISTRIBUTION AFTER AGE 59 1/2


Once you have attained age 59 1/2 (or have become totally disabled), you may elect to receive a distribution of your IRA regardless of when you actually retire. In addition, you must commence distributions from your IRA by April 1 following the year you attain age 70 1/2. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. You may elect to receive the distribution under

IRA DISCLOSURE STATEMENT CONTINUED
--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

any one of the periodic payment options available under the contract. The distributions from your IRA under any one of the periodic payment options, or in one sum, will be treated as ordinary income as you receive them, to the degree that you have made deductible contributions. If you have made both deductible and nondeductible contributions, the portion of the distribution attributable to the nondeductible contribution will be tax-free.

(C) INADEQUATE DISTRIBUTIONS--50% TAX


Your IRA is intended to provide retirement benefits over your lifetime. Thus, federal tax law requires that you either (1) receive a lump-sum distribution of your IRA by April 1 of the year following the year in which you attain age
70 1/2 or (2) start to receive periodic payments by that date. If you elect to receive periodic payments, those payments must be sufficient to pay out the entire value of your IRA during your life expectancy (or over the joint life expectancies of you and your spouse/beneficiary.) The calculation method is defined under IRS regulations. If the payments are not sufficient to meet these requirements, an excise tax of 50% will be imposed on the amount of any underpayment.


(D) DEATH BENEFITS


If you, (or your surviving spouse) die before receiving the entire value of your IRA, the remaining interest must be distributed to your beneficiary (or your surviving spouse's beneficiary) in one lump-sum by December 31st of the fifth year after your (or your surviving spouse's) death, or applied to purchase an immediate annuity for the beneficiary, or as a program of minimum distributions. This annuity or minimum distribution program must be payable over the life expectancy of the beneficiary beginning by December 31 of the year following the year after your or your spouse's death. If your spouse is the designated beneficiary, he or she is treated as the owner of the IRA. If minimum required distributions have begun and no designated beneficiary is identified by September 30 of the year following the year of death, the entire amount must be distributed based on the life expectancy of the owner using the owner's age prior to death. A distribution of the balance of your IRA upon your death will not be considered a gift for federal tax purposes, but will be included in your gross estate for purposes of federal estate taxes.


ROTH IRAS

Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Contributions may be made to a Roth IRA by taxpayers with adjusted gross incomes of less than $160,000 for married individuals filing jointly and less than $110,000 for single individuals. Married individuals filing separately are not eligible to contribute to a Roth IRA. The maximum amount of contributions allowable for any taxable year to all Roth IRAs maintained by an individual is generally the lesser of the maximum amount allowed by law and 100% of compensation for that year (the maximum amount allowed by law is phased out for incomes between $150,000 and $160,000 for married and between $95,000 and $110,000 for singles). The contribution limit is reduced by the amount of any contributions made to a non-Roth IRA. Contributions to a Roth IRA are not deductible.

   For taxpayers with adjusted gross income of $100,000 or less, all or part of amounts in a non-Roth IRA may be converted, transferred or rolled over to a Roth IRA. Some or all of the IRA value will typically be includable in the taxpayer's gross income. Provided a rollover contribution meets the requirements of IRAs under Section 408(d)(3) of the Code, a rollover may be made from a Roth IRA to another Roth IRA.

   UNDER SOME CIRCUMSTANCES, IT MAY NOT BE ADVISABLE TO ROLL OVER, TRANSFER OR CONVERT ALL OR PART OF A NON-ROTH IRA TO A ROTH IRA. PERSONS CONSIDERING A ROLLOVER, TRANSFER OR CONVERSION SHOULD CONSULT THEIR OWN TAX ADVISOR.

   "Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2;
(b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution

--------------------------------------------------------------------------------

                                                                         PART II
STRATEGIC PARTNERS HORIZON ANNUITY PROSPECTUS  SECTIONS 1-9

within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a non-Roth IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and taxed generally in the same manner as distributions from a non-Roth IRA.

   Distributions from a Roth IRA need not commence at age 70 1/2. However, if the owner dies before the entire interest in a Roth IRA is distributed, any remaining interest in the contract must be distributed under the same rules applied to traditional IRAs where death occurs before the required beginning date.

REPORTING TO THE IRS


Whenever you are liable for one of the penalty taxes discussed above (6% for excess contributions, 10% for premature distributions or 50% for underpayments), you must file Form 5329 with the Internal Revenue Service. The form is to be attached to your federal income tax return for the tax year in which the penalty applies. Normal contributions and distributions must be shown on your income tax return for the year to which they relate. If you were at least 70 1/2 at the end of the prior year, we will indicate to you and to the IRS, on Form 5498, that your account is subject to minimum required distributions.

ORD01124

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Registration Fees



Pruco Life registered $500 million of interests in the market value adjusted annuity contracts described in this registration statement. Pruco Life has paid $46,000 to the SEC for the registration fees required under the Securities Act of 1933.



Federal Taxes



Pruco Life Insurance Company estimates the federal tax effect associated with the deferred acquisition costs attributable to receipt of $50 million of purchase payments over a two year period to be approximately $185,000 million.



State Taxes



Pruco Life estimates that approximately $10,000 in premium taxes will be owed upon receipt of purchase payments under the contracts, and that additional premium taxes in the approximate amount of $100,000 would be owed if the full $50 million of purchase payments were applied to annuity options. The taxes set forth here are an estimate, based on the amount of purchase payments we expect to receive during the next two years.



Printing Costs


Pruco Life estimates that the cost of printing prospectuses for the amount of securities registered herein will be approximately $23,866.



Legal Costs



This registration statement was prepared by Prudential attorneys whose time is allocated to Pruco Life.



Accounting Costs



PricewaterhouseCoopers LLP, the independent public accountant that audits Pruco Life's financial statements, charges approximately $4,000 in connection with each filing of this registration statement with the Commission.



Premium Paid to Indemnify Officers



Officers and Directors of Pruco Life Insurance Company are indemnified under a policy that also covers officers and directors of other entities controlled by Prudential Financial, Inc. A portion of the cost of that policy is attributed to Pruco Life.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant, in connection with certain affiliates, maintains various insurance coverages under which the underwriter and certain affiliated persons may be insured against liability which may be incurred in such capacity, subject to the terms, conditions and exclusions of the insurance policies.

Arizona, being the state of organization of Pruco Life Insurance Company ("Pruco"), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10-850, et seq. of the Arizona Statutes Annotated. The text of Pruco's By-law, Article VIII which relates to indemnification of officers and directors, is incorporated by reference to Exhibit 3(ii) to its Form 10-Q, filed August 15, 1997.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBITS

(1)           Form of a Distribution Agreement between Prudential Investment Management Services, Inc.,
              ("PIMS") (Principal Underwriter) and Pruco Life Insurance Company (Depositor). (Note 2)
---------------------------------------------------------------------------------------------------------------
(1a)          Amendment No. 1 to Distribution Agreement between PIMS and Pruco Life Insurance Company. (Note
              6)
---------------------------------------------------------------------------------------------------------------
(4)           Form of Contract (Note 6)
---------------------------------------------------------------------------------------------------------------
(4)(a)        Form of Application (Note 6)
---------------------------------------------------------------------------------------------------------------
(5)           Opinion of Counsel as to the legality of the securities being registered. (Note 1)
---------------------------------------------------------------------------------------------------------------
(23)          Consent of PricewaterhouseCoopers LLP (Note 1)
---------------------------------------------------------------------------------------------------------------
(24)          Powers of Attorney:
---------------------------------------------------------------------------------------------------------------
(a)           Vivian L. Banta, Richard J. Carbone, and Helen M. Galt  (Note 3)
---------------------------------------------------------------------------------------------------------------
(b)           James J. Avery, Jr. (Note 4)
---------------------------------------------------------------------------------------------------------------
(c)           David R. Odenath, Jr., William J. Eckert and Ronald P. Joelson. (Note 5)
---------------------------------------------------------------------------------------------------------------
(d)           Andrew J. Mako (Note 7)
---------------------------------------------------------------------------------------------------------------
(Note 1)      Filed herewith.
---------------------------------------------------------------------------------------------------------------
(Note 2)      Incorporated by reference to Post Effective Amendment No. 4 on Form S-1, Registration  No.
              33-61143, filed April 15, 1999, on behalf the Pruco Life Insurance Company.
---------------------------------------------------------------------------------------------------------------
(Note 3)      Incorporated by reference to  Post-Effective  Amendment  No. 5 to Form S-6,  Registration  No.
              333-85115,  filed on or about June 28, 2001 on behalf of the Pruco Life Variable Universal
              Account.
---------------------------------------------------------------------------------------------------------------
(Note 4)      Incorporated by reference to Post-Effective Amendment No. 2 to Form S-6, Registration No.
              333-07451, filed June 25, 1997 on behalf of the Pruco Life Variable Appreciable Account.
---------------------------------------------------------------------------------------------------------------
(Note         5) Incorporated by reference to initial Registration on Form N-4, Registration No. 333-52754,
              filed December 26, 2000 on behalf of the Pruco Life Flexible Premium Variable Annuity Account.
---------------------------------------------------------------------------------------------------------------
(Note 6)      Incorporated by reference to Pre-Effective Amendment No. 1 to Form S-1, Registration No.
              333-89530, filed September 27, 2002, on behalf of Pruco Life Insurance Company.
---------------------------------------------------------------------------------------------------------------
(Note 7)      Incorporated by reference to Post-Effective Amendment No. 39 to Form N-4 to Registration No.
              333-37728, filed November 14, 2003 on behalf of Pruco Life Flexible Premium Variable Annuity
              Account.
---------------------------------------------------------------------------------------------------------------

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 7th day of April, 2004.


                                                  PRUCO LIFE INSURANCE COMPANY
                                                  (Registrant)

                                                  By: /s/ ANDREW J. MAKO
                                                  ----------------------
                                                  ANDREW J. MAKO
                                                  PRESIDENT AND DIRECTOR

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                               SIGNATURE AND TITLE


  /s/*                                                         April 7, 2004
--------------------------------------------------
      JAMES J. AVERY, JR.
    VICE CHAIRMAN AND DIRECTOR

  /s/*                                                         *By: /s/ CLIFFORD E. KIRSCH
--------------------------------------------------             ---------------------------
      VIVIAN J. BANTA                                          CLIFFORD E. KIRSCH
     CHAIRMAN AND DIRECTOR                                     (ATTORNEY-IN-FACT)

  /s/*
--------------------------------------------------
      RICHARD J. CARBONE
      DIRECTOR

  /s/*
--------------------------------------------------
      WILLIAM J. ECKERT
      VICE PRESIDENT AND CHIEF
      FINANCIAL OFFICER

  /s/*
--------------------------------------------------
      HELEN M. GALT
      DIRECTOR

  /s/*
--------------------------------------------------
      RONALD P. JOELSON
      DIRECTOR

  /s/*
--------------------------------------------------
      ANDREW J. MAKO
     PRESIDENT AND DIRECTOR

  /s/*
--------------------------------------------------
      DAVID R. ODENATH, JR.
      DIRECTOR

                                  EXHIBIT INDEX

(5) Opinion of Counsel


(23) Written Consent of PricewaterhouseCoopers LLP, independent accountants